EXHIBIT 4.12

WARRANT AGREEMENT

DATED [•], 2003

AEGON N.V.

AEGON Funding Corp.

AEGON Funding Corp. II

AND

[                        ],

as Warrant Agent

WARRANT AGREEMENT

Dated as of [•], 200[•]

BETWEEN:

(1)	AEGON N.V., a Netherlands public company;

(2)	AEGON FUNDING CORP., a company incorporated under the laws of the State of Delaware;

(3)	AEGON FUNDING CORP. II, a company incorporated under the laws of the State of Delaware (each of AEGON N.V., AEGON Funding Corp. and AEGON Funding Corp. II, an Issuer and, collectively, the Issuers), and

(4)	[ ], a national banking association organized under the laws of the United States of America, as Warrant Agent (the Warrant Agent).

WHEREAS:

(A)	each Issuer has entered into an Indenture dated as of October 11, 2001 (the Indenture) between the Issuer and Citibank N.A., as Trustee (the Trustee), providing for the issuance from time to time of its debt securities to be issued in one or more series as provided in the Indenture;

(B)	each Issuer proposes to issue and sell warrants (Warrants) from time to time to purchase securities described in the applicable Issuer Order, as provided herein in Section 7 (Offered Securities); and

(C)	each Issuer desires the Warrant Agent to act on behalf of the Issuer, and the Warrant Agent is willing so to act, in connection with the issuance and exercise of Warrants and the registration, transfer, exchange and replacement of Warrant Certificates (Warrant Certificates) and other matters as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1.	APPOINTMENT OF WARRANT AGENT

Each Issuer hereby appoint the Warrant Agent to act as agent for the Issuer in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

2.	FORM OF WARRANT CERTIFICATES

The Warrant Certificates to be delivered pursuant to this Agreement shall be issued initially as specified in Section 4 and shall be substantially in the form set forth in Exhibit A attached hereto with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Each Global Warrant Certificate (as defined herein) shall bear such legend or legends as may be required by [the Depositary Trust Company] (the Depository) in order for it to accept the Warrants for its book-entry settlement system. Each Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved on steel engraved borders or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the relevant Issuer executing the same may approve (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any regulation of any stock exchange on which the Warrants may be listed, or to conform to usage.

3.	EXECUTION OF WARRANT CERTIFICATES

Warrant Certificates shall be signed on behalf of each Issuer by the Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, the President or one of the Vice-Presidents (each, an Authorized Signatory, and collectively, the Authorized Signatories) and shall be attested by the Secretary, Assistant Secretary or any Officer of such Issuer under its corporate seal.

Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Authorized Signatory. The seal of such Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

If an Authorized Signatory of an Issuer who shall have signed any of the Warrant Certificates shall cease to hold such position before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent and delivered to or disposed of by any Issuer, such Warrant Certificates nevertheless may be countersigned and delivered to or disposed of as though such person had not ceased to be such Authorized Signatory of such Issuer; and any Warrant Certificate may be signed on behalf of any Issuer by any person who, at the actual date of the execution of such Warrant Certificate, was such Authorized Signatory, although at the date of this Warrant Agreement any such person did not hold such position.

In connection with the initial issuance of the Warrant Certificates, upon receipt of Warrant Certificates executed by any Issuer and the execution of an Issuer Order by an Authorized Signatory, the Warrant Agent will countersign and deliver Warrant Certificates in accordance with the instructions contained in such order.

Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

4.	REGISTRATION AND COUNTERSIGNATURE

Warrant Certificates distributed as provided in Section 11 may be issued initially either as global warrants (Global Warrants) fully registered in the names of the record holders of the Warrant Certificates to whom they are to be distributed or as definitive warrants (Definitive Warrants).

Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned.

Each Issuer and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and neither any Issuer nor the Warrant Agent shall be affected by any notice to the contrary.

5.	REGISTRATION OF TRANSFERS AND EXCHANGES

5.1	The Global Warrants shall initially be represented by one or more global warrant certificates (Global Warrant Certificates) deposited with the Depository and registered in the name of [Cede & Co.], a nominee of the Depository. The Depository, or such other entity as is agreed to by the Depository, may hold each Global Warrant Certificate as custodian for the Depository. Except as provided for in 5.2 below, no person acquiring Warrants traded on any securities exchange with book-entry settlement through the Depository shall receive or be entitled to receive physical delivery of definitive Warrant Certificates evidencing such Warrants. Ownership of beneficial interests in the Global Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Global Warrant Certificate, or (ii) institutions that have accounts with the Depository.

5.2	If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, each Issuer may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the receipts are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Global Warrant Certificate, and each Issuer shall instruct the Warrant Agent to deliver to the Depository definitive warrant certificates (Definitive Warrant Certificates) in physical form evidencing such Warrants.

5.3	A Warrant Certificate may be transferred at the option of the holder thereof upon surrender of such Warrant Certificate at the corporate trust office of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the relevant Issuer and the Warrant Agent; provided, however, that except as otherwise provided herein or in any Global Warrant Certificate, each Global Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository. Upon any such registration of transfer, the relevant Issuer shall execute, and the Warrant Agent shall countersign and deliver, as provided in Sections 3 and Section 4, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

5.4	Upon surrender at the corporate office of the Warrant Agent (the Warrant Agent Office) or at the office of any successor Warrant as provided in Section 17 hereof, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for such exchange, all in form satisfactory to the relevant Issuer and the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates in any other authorized denominations; provided that such new Warrant Certificate(s) evidence the same aggregate number of Warrants as the Warrant Certificate(s) so surrendered. Upon any such surrender for exchange, the relevant Issuer shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 3 and Section 4, in the name of the holder of such Warrant Certificates, the new Warrant Certificates.

5.5	The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers, exchanges, exercises and cancellations of outstanding Warrant Certificates. Whenever any Warrant Certificates are surrendered for transfer or exchange in accordance with this Section 5, an authorized officer of the Warrant Agent shall manually countersign and deliver the Warrant Certificates which the holder making the transfer or exchange is entitled to receive.

5.6	No service charge shall be made for any transfer or exchange of Warrant Certificates, but the relevant Issuer may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

6.	DURATION AND EXERCISE OF WARRANTS

The Warrants shall expire on the expiration date set forth in the applicable Issuer Order (Expiration Date). Each Warrant may be exercised on any business day prior to the close of business on the Expiration Date. After the close of business on the Expiration Date, the Warrants will become wholly void and of no value.

Subject to the provisions of this Agreement, including Section 11, the holder of each whole Warrant shall have the right to purchase from each Issuer (and each Issuer shall issue and sell to such holder) the Offered Securities set forth in the applicable Issuer Order at the initial exercise price set forth in the applicable Issuer Order (the Exercise Price) of [•] upon the surrender on any business day prior to the close of business on the Expiration Date to the Warrant Agent at the Warrant Agent Office of the Warrant Certificate evidencing such Warrant, with the form of election to exercise (the Exercise Notice) on the reverse thereof duly filled in and signed, and upon payment of the Exercise Price in lawful money of the United States of America by means of a certified or official bank check payable to the relevant Issuer or upon the receipt of such other consideration as specified in the applicable Issuer Order.

The Warrants evidenced by a Warrant Certificate shall be exercisable prior to the close of business on the Expiration Date, at the election of the registered holder thereof, either as an entirety or, unless the applicable Issuer Order provides otherwise, from time to time for part of the number of Warrants specified in the Warrant Certificates. In the event that less than all the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the close of business on the Expiration Date, a new Warrant Certificate or Certificates will be issued for the remaining number of Warrants.

Upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall request that the transfer agent for the Offered Securities (the Transfer Agent) issues and delivers to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate a certificate for the Offered Securities issuable upon the exercise of the Warrants evidenced by such Warrant Certificates.

Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Offered Securities as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price. The Warrant Agent is hereby authorized to countersign and deliver the required new Warrant Certificate or Certificates pursuant to the provisions of Section 5 and of this Section 6.

All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be destroyed by the Warrant Agent and a certificate of such destruction shall be sent to the relevant Issuer.

7.	ISSUER ORDER

Prior to an issuance of Warrant Certificates, each Issuer shall deliver to the Warrant Agent an order containing the designation and terms of the applicable Warrants (an Issuer Order).

8.	MUTILATED, LOST, STOLEN OR DESTROYED WARRANT CERTIFICATES

If any Warrant Certificate is mutilated, lost, stolen or destroyed, each Issuer may in its discretion issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing the same number of Warrants, but only upon receipt of evidence satisfactory to the relevant Issuer and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the relevant Issuer or the Warrant Agent may prescribe. To the extent permitted under applicable law, the provisions of this section 8 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates and shall preclude any and other right and remedies.

9.	RESERVATION OF OFFERED SECURITIES

For the purpose of enabling it to satisfy any obligation to issue Offered Securities upon exercise of Warrants, each Issuer will at all times through the close of business on the Expiration Date, reserve and keep available the number of Offered Securities deliverable upon the exercise of all outstanding Warrants.

Each Issuer covenants that all Offered Securities issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all preemptive rights and taxes, liens, charges and security interests created by each Issuer with respect to the issuance and holding thereof.

10.	OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS; REGISTRATIONS OF OFFERED SECURITIES

Each Issuer shall endeavor to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to file such documents under federal and state securities laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants.

11.	ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF OFFERED SECURITIES PURCHASABLE OR NUMBER OF WARRANTS

The applicable Issuer Order shall provide for the adjustment of the Exercise Price and/or the number of Offered Securities purchasable upon exercise of each Warrant and/or the number of Warrants exercisable in each case upon the occurrence of one or more events as specified in such Issuer Order.

12.	FRACTIONAL WARRANTS AND FRACTIONAL OFFERED SECURITIES

12.1	An Issuer shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to Section 11 or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants, the registered holder of a Warrant Certificate with regard to which such a fractional Warrant would otherwise be issuable shall receive an amount in cash equal to the same fraction of the current market value of a whole Warrant. For purposes of this Section 12.1, the current market value of a Warrant shall be determined under Section 11 for the last trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

12.2	The applicable Issuer Order shall specify whether fractional securities shall be issued upon surrender of Warrant Certificates and, if not, the method of determining what holders shall or may receive in lieu thereof.

13.	NOTICES TO WARRANT HOLDERS

Upon an adjustment pursuant to Section 11, each Issuer within 60 calendar days thereafter shall (i) cause to be delivered to the Warrant Agent a certificate signed by an Authorized Signatory setting forth the terms of such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the adjusted Exercise Price, the number of Offered Securities purchasable upon exercise of a Warrant and/or the number of Warrants and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such Warrant holder’s address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid.

14.	MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 17. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent. In all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

If at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name, and if at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

15.	WARRANT AGENT

The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which each Issuer and the holders of Warrants, by their acceptance thereof, shall be bound:

(a)	The statements contained herein and in the Warrant Certificates shall be taken as statements of each Issuer and the Warrant Agent assumes no responsibility for the correctness of any of the same except such statements as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Warrant Certificates.

(b)	The Warrant Agent shall not be responsible for any failure of any Issuer to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by any Issuer, nor shall the Warrant Agent at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Offered Securities issuable upon exercise of the Warrants (except as instructed by the relevant Issuer), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

(c)	The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the relevant Issuer) and the Warrant Agent shall incur no liability or responsibility to the relevant Issuer or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(d)	The Warrant Agent shall incur no liability or responsibility to any Issuer or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(e)	Each Issuer agrees (i) to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement; (ii) to reimburse the Warrant Agent upon demand for all reasonable out-of-pocket expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of its duties under this Agreement; and (iii) to indemnify the Warrant Agent and hold it harmless against any and all losses, liabilities and expenses, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement, except as a result of its negligence or bad faith.

(f)

The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the relevant Issuer or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

(g)	The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of each Issuer or become pecuniarily interested in any transaction in which an Issuer may be interested, or contract with or lend money to an Issuer or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for an Issuer or for any other legal entity.

(h)	The Warrant Agent shall act hereunder solely as agent for each Issuer, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

(i)	Each Issuer agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

(j)	The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Offered Securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Offered Securities will, when issued, be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Offered Securities issuable upon exercise of any Warrant.

(k)	The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Authorized Signatory and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the relevant Issuer with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

16.	DISPOSITION OF PROCEEDS OF EXERCISE OF WARRANTS

The Warrant Agent shall account promptly to the relevant Issuer with respect to Warrants exercised and concurrently pay to the relevant Issuer all moneys received by the Warrant Agent on the purchase of Offered Securities through the exercise of Warrants.

17.	CHANGE OF WARRANT AGENT

If the Warrant Agent shall resign (such resignation to become effective not earlier than 90 calendar days after the giving of written notice thereof to the relevant Issuer and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent, the relevant Issuer shall appoint a successor to the Warrant Agent. If an Issuer shall fail to make such appointment within a period of 90 calendar days after it has been so notified in writing by the Warrant Agent or by the registered holder of a

Warrant Certificate (in the case of incapacity), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the relevant Issuer or by such a court, the duties of the Warrant Agent shall be carried out by the relevant Issuer. Any successor Warrant Agent whether appointed by the relevant Issuer or by such a court shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any State thereof, and having an office in the Borough of Manhattan, the City of New York, State of New York. As soon as practicable after appointment of the successor Warrant Agent, the relevant Issuer shall cause to be given to each of the registered holders of the Warrant Certificates at such Warrant holder’s address appearing on the Warrant register written notice of the change in the Warrant Agent by first-class mail, postage prepaid. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the relevant Issuer, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

18.	NOTICES TO ISSUER AND WARRANT AGENT

Any notice or demand authorized by this Agreement to be given or made pursuant to this Agreement shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed, as follows:

AEGON N.V.

AEGONplein 50

PO Box 202

2501 CE

The Hague

The Netherlands

Attention: [                    ]

AEGON Funding Corp.

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Attention: [                    ]

AEGON Funding Corp. II

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

Attention: [                    ]

[                        ]

[                    ]

Attention: [                    ]

Any party may change the information above by giving notice in one of the manners provided in this section.

19.	SUPPLEMENTS AND AMENDMENTS

19.1	This Agreement and any Warrant Certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a Supplemental Agreement), without the consent of the holder of any Warrant, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement or the Warrant Certificates, (ii) evidencing the succession of another corporation to any of the Issuers and the assumption by any such successor of the covenants of the relevant Issuer contained in this Warrant Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, (iv) evidencing and providing for the acceptance of appointment by a successor Depository with respect to each Global Warrant Certificate, (v) issuing Definitive Warrant Certificates in accordance with Section 5.2, (vi) adding to the covenants of any Issuer for the benefit of the holders or surrendering any right or power conferred upon the any Issuer under this Agreement, or (vii) amending this Agreement and the Warrants in any manner that any of the Issuers may deem to be necessary or desirable and that will not adversely affect the interests of the holders in any material respect.

19.2	The Issuers and the Warrant Agent may amend this Agreement and the Warrants by executing a Supplemental Agreement with the consent of the holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders under this Agreement; provided, however, that, without the consent of each holder of Warrants affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the principal amount or the number of Offered Securities purchasable upon exercise of the Warrants or so as to increase the exercise price, (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the holders in any material respect, or (iv) reduces the number of unexercised Warrants the consent of the Holders of which is required for amendment of this Agreement or the Warrants.

20.	SUCCESSORS

All the covenants and provisions of this Agreement by or for the benefit of each of the Issuer or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

21.	TERMINATION

This Agreement shall expire at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement shall terminate on any earlier date if all Warrants have been exercised. The provisions of Section 15 shall survive such termination.

22.	GOVERNING LAW

This Agreement, each Warrant Certificate issued hereunder and any dispute arising out of or relating to this Agreement shall be governed by and construed in accordance with the law of the State of New York.

23.	BENEFITS OF THIS AGREEMENT

Nothing in this Agreement shall be construed to give to any person or corporation other than each Issuer, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of each Issuer, the Warrant Agent and the registered holders of the Warrant Certificates.

24.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Exhibit A:

FORM OF WARRANT CERTIFICATE

[FORM OF FACE REGISTERED [CALL] [PUT] WARRANT CERTIFICATE]

No.	CUSIP No.

[Unless and until it is exchanged in whole or in part for Warrants in definitive registered form, this Warrant Certificate and the Warrants evidenced hereby may not be transferred except as a whole by [Depositary] to the nominee of [Depositary] or by a nominee of [Depositary] to [Depositary] or another nominee of [Depositary] or by [Depositary] or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Unless this Warrant Certificate is presented by an authorized representative of the Depositary to [AEGON N.V.] [AEGON Funding Corp.] [AEGON Funding Corp. II] or its agent for registration of transfer, exchange or payment, and any Warrant issued is registered in the name of [Cede & Co] or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to [Cede & Co] or such other entity as is requested by an authorized representative of the Depositary ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL

[AEGON N.V.]

[AEGON Funding Corp.]

[AEGON Funding Corp. II]

[Designation of Warrants]

NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE: [UP TO         ]1

OFFERED SECURITIES:

AMOUNT OF OFFERED SECURITIES PURCHASABLE PER WARRANT:

CALL PRICE PER WARRANT, IF APPLICABLE:

PUT PRICE PER WARRANT, IF APPLICABLE:

FORM OF PAYMENT OF CALL PRICE:

FORM OF SETTLEMENT:

DATES OF EXERCISE:

OTHER TERMS:

[1]	Applies to global warrant certificates.

This Warrant Certificate certifies that             , or registered assigns, is the registered holder (the “Registered Holder” of the number of [Designation of Warrants] (the “Warrants”) [specified above]2 [specified on Schedule A thereto]3. Upon receipt by the Warrant Agent of this Warrant Certificate, the exercise notice on the reverse hereof (or an exercise notice in substantially identical form delivered herewith) (the “Exercise Notice”), duly completed and executed, and the [Call] [Put] Price per Warrant set forth above, in the form set forth above, for each Warrant to be exercised (the “Exercise Property”) at the Warrant Agent’s Window, Attention: Tender Department, in the Borough of Manhattan, The City of New York, each Warrant evidenced hereby entitles the registered holder (the “Registered Holder”) hereof to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement (as defined below), from [AEGON N.V.] [AEGON Funding Corp.] [AEGON Funding Corp. II] (the “Issuer”) the securities (the “Offered Securities”) specified above. Warrants will not entitle the Warrant holder to any of the rights of the holders of any of the Offered Securities.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN	WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Dated:

[AEGON N.V.

By:

Name: Title: ]

[AEGON FUNDING CORP.

By:

Name: Title: ]

[AEGON FUNDING CORP. II

By:

Name: Title: ]

Attest:

By:

Name Title: Secretary

Countersigned as of the date above written:

[                        ],

    as Warrant Agent

By:

Name Title: Authorized Officer

[2]	Applies to definitive warrant certificates
[3]	Applies to global warrants certificates

[FORM OF REVERSE OF REGISTERED [CALL] [PUT] WARRANT CERTIFICATE]

[AEGON N.V.]

[AEGON Funding Corp.]

[AEGON Funding Corp. II]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by [AEGON N.V.] [AEGON Funding Corp.] [AEGON Funding Corp. II] (the “Issuer”) pursuant to a Warrant Agreement, dated as of [            ], 2003 (the “Warrant Agreement”), between the Issuer and [                        ] (the “Warrant Agent”) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrant holder consents by acceptance of this Warrant Certificate or a beneficial interest therein and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. Without limiting the foregoing, all capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement is on file at the Warrant Agent’s Office. The Warrants constitute a separate series of Warrants under the Warrant Agreement.

The Warrants are unsecured contractual obligations of the Issuer and rank pari passu with the Issuer’s other unsecured contractual obligations and with the Issuer’s unsecured and unsubordinated debt.

Subject to the provisions hereof and the Warrant Agreement, each Warrant may be exercised during the dates of exercise set forth on the face hereof by delivering or causing to be delivered this Warrant Certificate, the Exercise Notice, duly completed and executed, and the Exercise Property to the Warrant Agent’s Window, in the Borough of Manhattan, The City of New York, which is, on the date hereof (unless otherwise specified herein), [                                        ], or at such other address as the Warrant Agent may specify from time to time.

Each Warrant entitles the Warrant holder to receive, upon exercise, the Offered Securities set forth on the face hereof.

The Warrant Agreement and the terms of the Warrants are subject to amendment as provided in the Warrant Agreement.

This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New York.

[Designation of Warrants]

Exercise Notice

[Warrant Agent’s address]

Attention: Tender Department

The undersigned (the “Registered Holder”) hereby irrevocably exercises [            ] Warrants (the “Exercised Warrants”) and delivers to you herewith a Warrant Certificate or Certificates, registered in the Registered Holder’s name, representing a number of Warrants at least equal to the number of Exercised Warrants, and the Exercise Property with respect thereto.

The Registered Holder hereby directs the Warrant Agent (a) to deliver the Offered Securities as follows:

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to:

Dated:

[Registered Holder]

By:

Authorized Signature Address: Telephone:

[If Warrant is a Global Warrant, insert this Schedule A.]

SCHEDULE A

[Designation of Warrants]

GLOBAL

WARRANT

SCHEDULE OF EXCHANGES

The initial number of Warrants represented by this Global Warrant is                     . In accordance with the Warrant Agreement and the Unit Agreement dated as of [        ], 2003 among the Issuer, [                        ] as Unit Agent, as Warrant Agent, as Collateral Agent, if applicable, and as Trustee under the Indenture referred to therein and the holders from time to time of the Units described therein, the following (A) exchanges of [the number of Warrants indicated below for a like number of Warrants to be represented by a Global Warrant that has been separated from a Unit (a “Separated Warrant”)]4 [the number of Warrants that had been represented by a Global Warrant that is part of a Unit (an “Attached Unit Warrant”) for a like number of Warrants represented by this Global Warrant]5 or (B) reductions as a result of the exercise of the number of Warrants indicated below have been made:

Date of Exchange or Exercise	[Number Exchanged for Separated Warrants][6]	[Reduced Number Outstanding Following Such Exchange][5]	[Number of Attached Unit Warrants Exchanged for Warrants represented by this Separated Warrant]	[Increased Number Outstanding Following Such Exchange	Number of Warrants Exercised	Reduced Number Outstanding Following such Exchange	Notation Made by or on Behalf of Warrant Agent

[4]	Applies only if this Global Warrant is part of a Unit.
[5]	Applies only if this Global Warrant has been separated from a Unit.
[6]	Applies only if this Global Warrant is part of a Unit.

SIGNATORIES

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

AEGON N.V.

By:

Title:

[SEAL]

Attest:

Name:

Title:

AEGON FUNDING CORP.

By:

Title:

[SEAL]

Attest:

Name:

Title:

AEGON FUNDING CORP. II

By:

Title:

[SEAL]

Attest:

Name:

Title:

[ ]

By:

Title:

[SEAL]

Attest:

Name:

Title: